POWER OF ATTORNEY


                  Eric Kleinschmidt, the Chief Financial Officer of The Arbitrage Funds (the "Company"), appoints John S. Orrico as attorney-in-fact and agent, with the power to execute and to file any of the documents referred to below relating to the registration of the Company as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the registration of the Company's securities under the Securities Act of 1933, as amended (the "Securities Act"), including the Company's Registration Statement on Form N-1A or Form N-14, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Eric Kleinschmidt grants to the said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

                  Eric Kleinschmidt executes this Power of Attorney as of this 23rd day of September, 2005.




                                                           /s/ Eric Kleinschmidt

                                                           Eric Kleinschmidt